                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 18, 2012

                            INDEPENDENCE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54323                  20-3866475
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

3020 Old Ranch Parkway, Suite 300, Seal Beach, CA                   90740
   (Address of principal executive offices)                      (Zip Code)

                                 (562) 799-5588
              (Registrant's telephone number, including area code)

                                       n/a
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On March 29, 2012, Independence Energy Corp. (the "Company",  "we", "us", "our")
entered into an agreement to acquire a 5% working interest, on a 70% net revenue interest in two (2) well drilling  programs from  MontCrest  Energy,  Inc.,  for total  consideration of $115,000.  On June 18, 2012, we amended and replaced the original  agreement  to  acquire a 7%  working  interest,  on a 75% net  revenue interest in two (2) well  drilling  program,  for  additional  consideration  of
$46,000. The amended agreement replaces the original agreement completely and is in full force and effect.

The  drilling  program  consists  of two  wells:  the  Vaughn-MEI  #106  and the
Shields-MEI  #105-H  prospect  wells.  The program  operations are to take place approximately  two and three  miles  west of the town site of  Novice,  Texas in
Section 29, of Block 2 of the T. & N.O. Railroad Company Survey, and Section 30,
of Block 2 of the T. & N.O. Railroad Company Survey. It is expected by MontCrest
Energy,  Inc.,  that the  Vaughn-MEI  #106  Prospect  Well will be drilled to an estimated  depth of 4,650'  and the  Shields-MEI  #105-H  will be  drilled  as a horizontal  well.  Neither the Vaughn-MEI  #106, nor the  Shields-MEI  #105-H is
currently  producing,  but MontCrest  Energy,  Inc., has a history of successful operations in the region.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1      MEI Drilling Program #3 Purchaser(s) Agreement, and Bill of Sale dated
          June 18, 2012

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.

/s/ Gregory C. Rotelli
---------------------------------
Gregory C. Rotelli
President and Director

Date: June 19, 2012

                                       2